SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                September 6, 2000


                           CLARK/BARDES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                        000-24769                     52-2103926
(State of incorporation)   (Commission file number)     (IRS employer
                                                         identification no.)

                       102 SOUTH WYNSTONE PARK DRIVE, #200
                        NORTH BARRINGTON, ILLINOIS 60010
              (Address and zip code of principal executive offices)

               Registrant's telephone number, including area code:
                                 (847) 304-5800




ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

On September 6, 2000, Clark/Bardes Holdings, Inc. ("CBH"), a Delaware corporation, and Clark/Bardes Acquisition, Inc., ("CBA") a Delaware corporation and wholly owned subsidiary of Clark/Bardes Holdings, Inc., consummated the merger contemplated under the Agreement of Merger and Plan of Reorganization (the "Agreement") by and among CBH, CBA, Compensation Resource Group, Inc. ("CRG"), a California corporation, and William MacDonald, Sr. ("MacDonald") (collectively, the "Sellers"). The Agreement provides for, among other things, the acquisition by CBH of the businesses and all of the stock of CRG for a purchase price of approximately $25.3 million consisting of:

(i) a cash payment by wire transfer to the CRG shareholders Sellers of $6.3 million;

(ii) the issuance by CBH of 596,463 shares of its common stock, par value $.01 per share (the "Common Stock"), having an aggregate value of $6.0 million based on the average closing price of the Common Stock on September 5, 2000; and,

(iii) the assumption and repayment of approximately $13.0 million of long-term debt.

The purchase price was determined by an arm's length negotiation among the parties to the Agreement.

In connection with the Merger, MacDonald's employment agreement with CRG was amended and restated to, among other things, terminate MacDonald's right to receive a portion of future commissions on in-force policy premiums, which will instead accrue to the benefit of CBA or its affiliates. In consideration for the termination of Macdonald's right to the premiums, CBH made a loan to MacDonald in the amount of $5.2 million, which loan will be forgiven or, in certain circumstances, repaid.

CRG is an executive compensation and benefits organization providing services related to the design, funding and administration of non-qualified plans. CRG is headquartered in Los Angeles, California and has affiliate offices in eleven other cities. Prior to the acquisition described above, there was no material relationship between any of the Sellers and Clark/Bardes or any of its affiliates, any directors or officers of Clark/Bardes, or any associate of any such director or officer.

The $24.5 million cash portion of the purchase prices was funded by a borrowing under CBI's existing credit facility with Bank One.

Coincident with the foregoing transaction, CBH will enter into a bonus arrangement for certain key executives and employees of CRG. This arrangement will provide for the payment of bonuses of up to $20 million if certain stipulated financial objectives are achieved during the years ended December 31, 2003 to 2005.


ITEM 7.       PRO FORMA FINANACIAL INFORMATION AND EXHIBITS

(a)      FINANCIAL STATEMENT OF BUSINESS ACQUIRED

              The required audited Financial Statements will be filed by an amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.

(b)      PRO FORMA FINANCIAL INFORMATION

              The required audited Financial Statements will be filed by an amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.

(c)      EXHIBITS

The following Exhibits are filed herewith:

     Agreement of Merger and Plan of Reorganization, dated August 15, 2000, by and among Clark/Bardes Holdings, Inc., Clark/Bardes Acquisition, Inc. and Compensation Resource Group, Inc. and certain shareholders.

     Employment Agreement, dated September 6, 2000, by and among Clark/Bardes, Inc., and William L. MacDonald, Sr.

     Promissory Note, dated September 6, 2000, by and among Clark/Bardes Holdings, Inc. and William L. MacDonald, Sr.

     Press Release.

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact included in the press release attached hereto are forward-looking statements. Words such as "anticipate," "estimate," "intend," and similar expressions included in such press release as they relate to CBH or its management identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on the beliefs of CBH's management as well as assumptions made by and information currently available to CBH's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including difficulties associated with changes in tax legislation, dependence on key producers, CBH's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements and general economic conditions. Such statements reflect the current views of CBH's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of CBH. Should one or more of these risks or uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of CBH. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. All subsequent written and oral forward-looking statements attributable to CBH or persons acting on its behalf are expressly qualified in their entirety by this paragraph.



                                    SIGNATURE



                                                    CLARK/BARDES HOLDINGS, INC.



Date:    September 11, 2000                         /s/ Thomas M. Pyra
                                                    Thomas M. Pyra
                                                    Chief Operating Officer
                                                    and Chief Financial Officer